SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C.  20549


                           Form 8-K

          Current Report Pursuant to Section 13 or 15(d) of
                    The Securities Act of 1934



Date of Report (Date of earliest event reported):   July 3, 1997


                        Kids Stuff, Inc.
        (Exact name of registrant as specified in its charter)


     Delaware               0-29334         34-1843520
(State or other     (Commission File No.)  (I.R.S. Employer
 jurisdiction                              Identification No.)
 of incorporation)


4450 Belden Village Street, N.W., Suite 406, Canton, Ohio  44718
(Address of principal executive offices)                (zip code)

Registrant's telephone number, including area code: (330) 492-8090



___________________________________________________________________
  (Former name or former address, if changed since last report.)

Item 2.  Acquisition or Disposition of Assets

On July 3, 1997, the Registrant purchased certain assets of The Natural Baby Company, Inc. The Registrant acquired the catalog business of The Natural Baby Company, Inc., known as The Natural Baby Catalog. Information regarding the assets, the amount of consideration given or received therefor, the principle followed in determining the amount of such consideration, the identity of the person(s) from whom the assets were acquired and to whom they were sold and the nature of any material relationship between such person(s) and the Registrant or any of its affiliates, any director or officer of the Registrant, or any associate of any such director or officer, as well as, the source of funds used to acquire such assets are set forth in a Registration Statement of the Registrant, Registration No. 333-19423, effective as of June 26, 1997, which Registration Statement is incorporated herein by reference.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    KIDS STUFF, INC.

Date:   7/17/97
                                    /s/ William L. Miller
                                    William L. Miller
                                    Chief Executive Officer and
                                    Principal Financial Officer